Exhibit e(1)
                        [FORM OF DISTRIBUTION AGREEMENT]

     AGREEMENT made as of August 28, 1995, between (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, and Investor Service Center, Inc. (the "Distributor"), a corporation organized and existing under the laws of the State of Delaware.

     WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and proposes to offer for public sale shares of common stock ("Shares") that may be issued as distinct series ("Series"), each corresponding to a distinct portfolio; and

     WHEREAS the Fund desires to retain the Distributor as principal distributor in connection with the offering and sale of the Shares of the Fund and any Series thereof; and

     WHEREAS the Distributor is willing to act as principal distributor for the Fund and any Series thereof on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints the Distributor as its exclusive agent to be the principal distributor to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to act hereunder.

     2. Services and Duties of the Distributor.

          (a) The Distributor agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

          (b) Upon the later of the date of this Agreement or the initial offering of the Shares to the public by a Series, the Distributor will hold itself available to receive purchase orders, satisfactory to the Distributor for Shares of the Fund or Series, if applicable, and will accept such orders on behalf of the Fund or Series as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

          (c) The Distributor in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as it may select, in making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Fund.

          (d) The offering price of the Shares of the Fund or each Series, as applicable, shall be the net asset value per Share as next determined by the Fund following receipt of an order at the Distributor's principal office. The Fund shall promptly furnish the Distributor with a statement of each computation of net asset value.

          (e) The Distributor shall not be obligated to sell any certain number of Shares.

          (f) The Distributor shall provide ongoing shareholder services, which include responding to shareholder inquiries, providing shareholders with information on their investments in the Fund or Series and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Section 26 (d) of the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice (collectively, "service activities").

          (g) The Distributor shall have the right to use any lists of shareholders of the Fund or any other lists of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such lists of shareholders to any unaffiliated person unless reasonable payment is made to the Fund. 3. Authorization to Enter into Dealer Agreements and to Delegate Duties as Distributor. With respect to the Fund or any or all Series, the Distributor may enter into a dealer agreement with respect to sales of the Shares or the provision of service activities with any registered and qualified dealer. In a separate contract or as part of any such dealer agreement, the Distributor also may delegate to another registered and qualified dealer ("sub- distributor") any or all of its duties specified in this Agreement, provided that such separate contract or dealer agreement imposes on the sub-distributor bound thereby all applicable duties and conditions to which the Distributor is subject under this Agreement, and further provided that such separate contract meets all requirements of the 1940 Act and rules thereunder.

     4. Services Not Exclusive. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Distributor, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

     5. Compensation for Distribution and Service Activities.

          (a) As compensation for its distribution and service activities under this Agreement with respect to the Fund or each Series, as applicable, and its shareholders, the Distributor shall receive from the Fund a fee (or fees) at the rate and under the terms and conditions of the Plan of Distribution pursuant to Rule 12b-l under the 1940 Act ("Plan") adopted by the Fund, as such Plan is amended from time to time, and subject to any further limitations on such fee as the Board may impose.

          (b) The Distributor may reallow any or all of the fees it is paid to such dealers as the Distributor may from time to time determine.

     6. Duties of the Fund.

          (a) The Fund reserves the right at any time to withdraw offering Shares of the Fund or any or all Series by written notice to the Distributor at its principal office.

          (b) The Fund shall determine in its sole discretion whether certificates shall be issued with respect to the Shares. If the Fund has determined that certificates shall be issued, the Fund will not cause certificates representing Shares to be issued unless so requested by shareholders. If such request is transmitted by the Distributor, the Fund will cause certificates evidencing Shares to be issued in such names and denominations as the Distributor shall from time to time direct.

          (c) The Fund shall keep the Distributor fully informed of its affairs and shall make available to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of the Fund or any Series as the Distributor may request, and the Fund shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor's duties under this Agreement.

          (d) The Fund shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register Shares of the Fund under the 1933 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Fund agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

          (e) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of the Fund or each Series, as applicable, for sale under the securities laws of such states or other jurisdictions as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such jurisdictions; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

     7. Expenses of the Fund. The Fund (or each Series) shall bear all costs and expenses of registering the Shares with the Securities and Exchange Commission and state and other regulatory bodies, and shall assume expenses (or such Series' proportionate share of expenses) related to communications with shareholders of the Fund, including (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such jurisdictions as shall be selected by the Fund and the Distributor pursuant to Paragraph 6(e) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

     8. Expenses of the Distributor. Distributor shall bear all costs and expenses of (i) preparing, printing and distributing any materials not prepared by the Fund and other materials used by the Distributor in connection with the sale of Shares under this Agreement, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any Federal or state securities authorities; (ii) any expenses of advertising incurred by the Distributor in connection with such offering; (iii) the expenses of registration or qualification of the Distributor as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to the Distributor's employees and others for selling Shares, and all expenses of the Distributor, its employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts.

     9. Indemnification.

          (a) The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the
     Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to the shareholders of the Fund to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. The Fund shall not be liable to the Distributor under this indemnity agreement with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent) . However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

          (b) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates (including any loss arising out of the receipt by the Distributor of inadequate consideration in connection with an order to purchase Shares whether in the form of fraudulent check, draft or wire; a check returned for insufficient funds; or any other inadequate consideration (hereinafter "Check Loss")), except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided, however, that the Fund shall not be liable for Check Loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Distributor.

          (c) The Distributor agrees to indemnify, defend, and hold the Fund, its officers and directors and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between the Distributor and any retail dealer, or arising out of any supplemental sales literature or advertising used by the Distributor in connection with its duties under this Agreement. The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

     10. Services Provided to the Fund by Employees of the Distributor. Any person, even though also an officer, director, employee or agent of the Distributor who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting for solely the Fund and not as an officer, director, employee or agent or one under the control or direction of the Distributor even though paid by the Distributor.

     11. Duration and Termination.

          (a) This Agreement shall become effective upon the date hereabove written, provided that this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those directors of the Fund who are not interested persons of the Fund, and have no direct or indirect financial interest in the operation of the Plan relating to the Series or in any agreements related thereto (all such directors collectively being referred to herein as the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such action.

          (b) With respect to any Series hereinafter established, this Agreement shall not become effective unless such action has first been approved in the manner described in paragraph 11(a).

          (c) Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board, or with respect to the Fund or any given Series, as applicable, by vote of a majority of the outstanding voting securities of the Fund or such Series.

          (d) Notwithstanding the foregoing, with respect to the Fund or any given Series, as applicable, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of the Fund or such Series on sixty days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

          (e) Termination of this Agreement with respect to any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series.

     12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

     15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities, " "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

ATTEST                                              MIDAS FUND, INC.


_______________________                             By: _______________________


ATTEST                                              INVESTOR SERVICE CENTER, INC



_______________________                             By: _______________________